RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2002-QS4 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2002-QS4


           $ 536,556              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                         Supplement dated March 26, 2002
                                       to
                   Prospectus Supplement dated March 22, 2002
                                       to
                         Prospectus dated March 22, 2002

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 22, 2002.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               8     $    939,984        1.79%     $117,498        80.66%
500 - 519 ................................               7          721,358        1.37       103,051        79.43
520 - 539 ................................               6          687,618        1.31       114,603        75.51
540 - 559 ................................               9          681,057        1.30        75,673        77.63
560 - 579 ................................               5          453,166        0.86        90,633        75.21
580 - 599 ................................               7          603,628        1.15        86,233        70.75
600 - 619 ................................              20        1,984,028        3.78        99,201        70.98
620 - 639 ................................              18        1,369,146        2.61        76,064        70.08
640 - 659 ................................              33        3,070,387        5.85        93,042        73.08
660 - 679 ................................              33        3,329,210        6.34       100,885        74.15
680 - 699 ................................              33        2,770,916        5.28        83,967        73.20
700 - 719 ................................              64        4,896,014        9.32        76,500        71.87
720 - 739 ................................              54        4,901,330        9.33        90,765        67.94
740 - 759 ................................              81        7,850,756       14.95        96,923        64.45
760 - 779 ................................              80        7,174,483       13.66        89,681        68.78
780 - 799 ................................              87        7,588,183       14.45        87,220        65.07
800 or greater ...........................              43        3,495,196        6.66        81,284        59.17
                                                       ---     ------------      ------      --------        -----
Total, Average or Weighted Average .......             588     $ 52,516,460      100.00%     $ 89,314        68.75%
                                                       ===     ============      ======

         The minimum and maximum credit scores of the Mortgage Loans were 443 and 826, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 717.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             442     $ 42,128,791       80.22%     $ 95,314           714       69.06%
Second/Vacation ..........................              11        1,262,405        2.40       114,764           709       72.27
Non Owner-occupied .......................             135        9,125,264       17.38        67,595           734       66.85
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             588     $ 52,516,460      100.00%     $ 89,314           717       68.75%
                                                       ===     ============      ======




                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................              53     $  4,933,842        9.39%     $ 93,091           717       78.22%
Rate/Term Refinance ......................             267       23,491,980       44.73        87,985           724       65.03
Equity Refinance .........................             268       24,090,638       45.87        89,890           710       70.43
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             588     $ 52,516,460      100.00%     $ 89,314           717       68.75%
                                                       ===     ============      ======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             416     $ 36,494,574       69.49%     $ 87,727           707       69.28%
Planned Unit Developments (detached) .....              67        6,677,831       12.72        99,669           740       68.73
Two-to-four family units .................              58        6,093,288       11.60       105,057           749       64.32
Condo Low-Rise (less than 5 stories) .....              28        2,012,683        3.83        71,882           732       69.16
Townhouse ................................               5          386,722        0.74        77,344           730       74.81
Condo High-Rise (9 stories or more) ......               5          294,916        0.56        58,983           671       68.25
Condo Mid-Rise (5 to 8 stories) ..........               3          196,182        0.37        65,394           774       80.21
Planned Unit Developments (attached) .....               3          195,826        0.37        65,275           755       80.00
Manufactured Home ........................               2          116,642        0.22        58,321           736       67.33
Condotel (1 to 4 stories) ................               1           47,795        0.09        47,795           689       75.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             588     $ 52,516,460      100.00%     $ 89,314           717       68.75%
                                                       ===     ============      ======


                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alaska ...................................               1     $     80,328        0.15%     $ 80,328           753       80.00%
Alabama ..................................               9          604,763        1.15        67,196           680       72.52
Arkansas .................................               4          163,573        0.31        40,893           686       71.17
Arizona ..................................               7        1,157,604        2.20       165,372           731       72.83
California ...............................              46        6,055,175       11.53       131,634           754       66.27
Colorado .................................               9        1,054,734        2.01       117,193           774       67.64
Connecticut ..............................               8          698,753        1.33        87,344           748       70.54
Delaware .................................               1           53,064        0.10        53,064           748       45.00
Florida ..................................              66        5,261,019       10.02        79,712           714       68.64
Georgia ..................................              31        2,353,989        4.48        75,935           706       70.26
Hawaii ...................................               2          369,343        0.70       184,671           733       47.21
Iowa .....................................               3          246,529        0.47        82,176           746       70.43
Idaho ....................................               3          246,131        0.47        82,044           674       82.45
Illinois .................................              14        1,214,501        2.31        86,750           718       61.40
Indiana ..................................              11          577,428        1.10        52,493           672       69.78
Kansas ...................................               1           55,474        0.11        55,474           791       72.00
Kentucky .................................               7          576,086        1.10        82,298           650       78.58
Louisiana ................................               9          890,340        1.70        98,927           679       70.68
Massachusetts ............................               7          683,582        1.30        97,655           751       41.42
Maryland .................................               5          488,689        0.93        97,738           741       69.75
Maine ....................................               1           88,456        0.17        88,456           795       47.00
Michigan .................................              18        1,632,686        3.11        90,705           647       72.77
Minnesota ................................               3          556,340        1.06       185,447           734       74.53
Missouri .................................               4          295,782        0.56        73,945           724       75.25
Mississippi ..............................               4          194,330        0.37        48,583           732       70.06
Montana ..................................               2          154,954        0.30        77,477           759       69.27
North Carolina ...........................              14        1,133,181        2.16        80,941           692       71.93
New Hampshire ............................               3          196,875        0.37        65,625           692       61.68
New Jersey ...............................              20        1,992,913        3.79        99,646           755       63.59
New Mexico ...............................               1           46,325        0.09        46,325           785       32.00
Nevada ...................................               4          289,401        0.55        72,350           737       67.35
New York .................................              36        4,688,058        8.93       130,224           718       65.60
Ohio .....................................              13          828,247        1.58        63,711           697       70.11
Oklahoma .................................               8          432,819        0.82        54,102           701       79.90
Oregon ...................................              12          967,208        1.84        80,601           721       67.54
Pennsylvania .............................              12          695,709        1.32        57,976           711       73.05
Rhode Island .............................               6          293,969        0.56        48,995           693       54.25
South Carolina ...........................               9          547,214        1.04        60,802           697       71.07
South Dakota .............................               1           58,012        0.11        58,012           692       70.00
Tennessee ................................               7          601,544        1.15        85,935           717       75.61
Texas ....................................             138       11,808,340       22.49        85,568           709       71.68
Utah .....................................               4          372,878        0.71        93,219           672       84.28
Virginia .................................              12          734,577        1.40        61,215           719       64.90
Vermont ..................................               2          160,939        0.31        80,469           631       80.00
Washington ...............................               5          384,766        0.73        76,953           729       64.01
Wisconsin ................................               2          154,909        0.29        77,454           740       80.00
Wyoming ..................................               3          374,923        0.71       124,974           737       54.58
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             588     $ 52,516,460      100.00%     $ 89,314           717       68.75%
                                                       ===     ============      ======

----------
No more than 1.1% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in Arizona and no more than 1.1% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside Arizona.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             238     $ 20,633,315       39.29%     $ 86,695           715       73.08%
Reduced Documentation ....................             350       31,883,145       60.71        91,095           719       65.94
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             588     $ 52,516,460      100.00%     $ 89,314           717       68.75%
                                                       ===     ============      ======

         No more than 14.6% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 20.2% of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
3.250 - 3.374 ............................               1     $    103,603        0.20%     $103,603           600       84.00%
5.875 - 5.999 ............................               3          388,039        0.74       129,346           792       76.14
6.000 - 6.124 ............................               9        1,065,550        2.03       118,394           723       71.49
6.125 - 6.249 ............................              19        1,492,254        2.84        78,540           757       63.65
6.250 - 6.374 ............................              37        3,877,989        7.38       104,811           736       65.25
6.375 - 6.499 ............................              52        4,912,295        9.35        94,467           747       65.51
6.500 - 6.624 ............................              63        5,413,225       10.31        85,924           728       69.76
6.625 - 6.749 ............................              54        5,043,373        9.60        93,396           709       66.47
6.750 - 6.874 ............................              67        7,410,328       14.11       110,602           722       65.43
6.875 - 6.999 ............................              70        6,211,463       11.83        88,735           720       69.80
7.000 - 7.124 ............................              40        2,859,171        5.44        71,479           712       71.52
7.125 - 7.249 ............................              20        1,570,845        2.99        78,542           707       63.02
7.250 - 7.374 ............................              34        2,877,531        5.48        84,633           687       73.31
7.375 - 7.499 ............................              26        2,136,954        4.07        82,191           702       68.86
7.500 - 7.624 ............................              33        2,919,728        5.56        88,477           698       75.58
7.625 - 7.749 ............................              24        1,669,754        3.18        69,573           690       74.38
7.750 - 7.874 ............................              15          930,543        1.77        62,036           649       73.44
7.875 - 7.999 ............................              12        1,142,189        2.17        95,182           664       77.00
8.000 - 8.124 ............................               7          427,461        0.81        61,066           727       65.33
8.250 - 8.374 ............................               1           37,452        0.07        37,452           712       69.00
8.875 - 8.999 ............................               1           26,713        0.05        26,713           692       64.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             588     $ 52,516,460      100.00%     $ 89,314           717       68.75%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 6.8106% per annum.


                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
5.595 ....................................               3     $    388,039        0.74%     $129,346           792       76.14%
5.720 ....................................               7          899,471        1.71       128,496           729       70.06
5.845 ....................................              19        1,492,254        2.84        78,540           757       63.65
5.970 ....................................              38        3,946,705        7.52       103,861           734       65.51
6.095 ....................................              51        4,843,579        9.22        94,972           749       65.31
6.220 ....................................              63        5,413,225       10.31        85,924           728       69.76
                                                       ---     ------------       -----      --------           ---       -----
Total, Average or Weighted Average .......             181     $ 16,983,273       32.34%     $ 93,830           739       67.13%
                                                       ===     ============       =====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.159322276%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             369     $ 21,272,255       40.51%     $ 57,648           718       64.91%
100,001 to 200,000 .......................             169       19,058,367       36.29       112,771           724       71.57
200,001 to 300,000 .......................              35        7,023,501       13.37       200,671           710       69.47
300,001 to 400,000 .......................               9        2,557,811        4.87       284,201           676       77.29
400,001 to 500,000 .......................               1          325,306        0.62       325,306           692       80.00
500,001 to 600,000 .......................               2          986,914        1.88       493,457           690       80.00
600,001 to 700,000 .......................               3        1,292,305        2.46       430,768           758       58.11
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             588     $ 52,516,460      100.00%     $ 89,314           717       68.75%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................             101     $  6,969,402       13.27%     $ 69,004           747
50.01 to 55.00 ...........................              35        3,036,789        5.78        86,765           734
55.01 to 60.00 ...........................              35        2,867,914        5.46        81,940           745
60.01 to 65.00 ...........................              44        3,766,733        7.17        85,608           736
65.01 to 70.00 ...........................              64        5,916,649       11.27        92,448           729
70.01 to 75.00 ...........................              85        7,884,826       15.01        92,763           722
75.01 to 80.00 ...........................             169       17,811,509       33.92       105,394           698
80.01 to 85.00 ...........................              23        2,107,051        4.01        91,611           695
85.01 to 90.00 ...........................              28        1,727,998        3.29        61,714           656
90.01 to 95.00 ...........................               3          365,047        0.70       121,682           645
95.01 to 100.00 ..........................               1           62,541        0.12        62,541           720
                                                       ---     ------------      ------      --------           ---
Total, Average or Weighted Average .......             588     $ 52,516,460      100.00%     $ 89,314           717
                                                       ===     ============      ======

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 68.75%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   94         86        79          71           64
March 2007.......................................   87         74        61          50           40
March 2008.......................................   80         62        47          35           25
March 2009.......................................   72         52        36          24           15
March 2010.......................................   64         42        27          16            9
March 2011.......................................   55         33        19          11            5
March 2012.......................................   46         26        13           7            3
March 2013.......................................   36         18         9           4            2
March 2014.......................................   25         12         5           2            1
March 2015.......................................   14          6         2           1            *
March 2016.......................................    2          1         *           *            *
March 2017.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...   6.26       4.63      3.50        2.71         2.14

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $16,983,272.86        $35,533,187.14
Weighted average mortgage rate .................         6.3330481182%         7.0538000000%
Weighted average servicing fee rate.............         0.2805057605%         0.3296205216%
Weighted average original term to maturity
(months) .......................................                  179                   179
Weighted average remaining term
to maturity (months) ...........................                  134                   136

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$405,226......................        4.715%           6.603%          9.000%          11.925%          15.399%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033

Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963

Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139

Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430

Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio .............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                     APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:27:48                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS4(POOL # 4579) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4579
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110GXL0   128,331,000.00  27,868,809.78     6.250000  %    689,587.93
A-2     76110GXM8    71,000,000.00   2,947,240.67     6.250000  %    467,124.62
A-3     76110GXN6     6,989,700.00   6,989,700.00     6.250000  %          0.00
A-4     76110GXP1     8,941,300.00   8,941,300.00     6.250000  %          0.00
A-P     76110GXQ9     2,157,384.99     552,557.95     0.000000  %     17,761.28
A-V     76110GXR7             0.00           0.00     0.319272  %          0.00
R       76110GXS5           100.00           0.00     6.250000  %          0.00
M-1     76110GXT3     4,146,800.00   3,599,208.46     6.250000  %     27,999.57
M-2     76110GXU0       784,500.00     680,905.53     6.250000  %      5,297.02
M-3     76110GXV8       784,500.00     680,905.53     6.250000  %      5,297.02
B-1     76110GXW6       336,200.00     291,865.51     6.250000  %      2,270.53
B-2     76110GXX4       224,200.00     195,530.15     6.250000  %      1,521.10
B-3     76110GXY2       448,314.38     382,323.14     6.250000  %      2,688.50

-------------------------------------------------------------------------------
                  224,143,999.37    53,130,346.72                  1,219,547.57
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       145,068.83    834,656.76            0.00       0.00     27,179,221.85
A-2        15,341.62    482,466.24            0.00       0.00      2,480,116.05
A-3        36,384.32     36,384.32            0.00       0.00      6,989,700.00
A-4        46,543.21     46,543.21            0.00       0.00      8,941,300.00
A-P             0.00     17,761.28            0.00       0.00        534,796.67
A-V        14,127.95     14,127.95            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1        18,735.39     46,734.96            0.00       0.00      3,571,208.89
M-2         3,544.40      8,841.42            0.00       0.00        675,608.51
M-3         3,544.40      8,841.42            0.00       0.00        675,608.51
B-1         1,519.28      3,789.81            0.00       0.00        289,594.98
B-2         1,017.82      2,538.92            0.00       0.00        194,009.05
B-3         1,990.15      4,678.65            0.00       0.00        379,348.90

-------------------------------------------------------------------------------
          287,817.37  1,507,364.94            0.00       0.00     51,910,513.41
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     217.163505    5.373510     1.130427     6.503937   0.000000  211.789995
A-2      41.510432    6.579220     0.216079     6.795299   0.000000   34.931212
A-3    1000.000000    0.000000     5.205419     5.205419   0.000000 1000.000000
A-4    1000.000000    0.000000     5.205419     5.205419   0.000000 1000.000000
A-P     256.123943    8.232782     0.000000     8.232782   0.000000  247.891162
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     867.948406    6.752088     4.518036    11.270124   0.000000  861.196318
M-2     867.948402    6.752084     4.518037    11.270121   0.000000  861.196318
M-3     867.948402    6.752084     4.518037    11.270121   0.000000  861.196318
B-1     868.130596    6.753510     4.518977    11.272487   0.000000  861.377087
B-2     872.123771    6.784567     4.539786    11.324353   0.000000  865.339204
B-3     852.801411    5.996908     4.439184    10.436092   0.000000  846.167138

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:27:48                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2002-QS4 (POOL #  4579)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4579
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       11,032.13
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,219.85

SUBSERVICER ADVANCES THIS MONTH                                       16,439.88
MASTER SERVICER ADVANCES THIS MONTH                                      335.76


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5     630,215.51

 (B)  TWO MONTHLY PAYMENTS:                                    2     385,009.86

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     303,558.47


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        108,192.87

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      51,910,513.41

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          583

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  33,844.31

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      807,858.76

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         88.91026300 %     9.43558000 %    1.63695300 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            88.73907900 %     9.48252211 %    1.67969030 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              809,172.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,128,868.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.80714526
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              136.00

POOL TRADING FACTOR:                                                23.15944819